UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)          November 1, 2004

Transcat, Inc.

(Exact name of registrant as specified in charter)

Ohio	000-03905	16-0874418

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 Vantage Point Drive, Rochester, New York	14624

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code          585-352-7777

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c))

Item. 1.01    Entry into a Material Definitive Agreement.

     On November 1, 2004, Transcat, Inc. (the “Company”) and Transmation (Canada) Inc., a wholly-owned subsidiary of the Company, entered into an Amended and Restated Loan and Security Agreement with GMAC Commercial Finance LLC (successor by merger to GMAC Business Credit, LLC). This third amendment includes a new $2.0 million term loan, provisions for a capital expenditure term loan, financial covenants, and the reduction of overall loan costs. A copy of the Amended and Restated Loan and Security Agreement is attached as Exhibit 10.1 to this Form 8-K.

Item 2.02    Results of Operations and Financial Condition

     On November 1, 2004, the Company issued a press release regarding its financial results for its fiscal year 2005 second quarter and six months ended September 25, 2004. The Company’s press release is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01    Financial Statements and Exhibits.

(c)    Exhibits. The following exhibits are filed as a part of this Form 8-K:

Exhibit No.	Description
10.1	Amended and Restated Loan and Security Agreement between Transcat, Inc., Transmation (Canada) Inc., and GMAC Commercial Finance LLC dated November 1, 2004

99.1	Transcat, Inc. Press Release dated November 1, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCAT, INC.
Dated: November 4, 2004	By:	/s/ Charles P. Hadeed
Charles P. Hadeed
Chief Operating Officer, Vice President of Finance and Chief Financial Officer